Exhibit 99.1
The Honest Company Reports First Quarter 2021 Financial Results

Record first quarter revenue of $81.0 million, 12% revenue growth over first quarter of 2020

LOS ANGELES, Calif. – June 16, 2021 – The Honest Company (NASDAQ: HNST), a digitally native, mission-driven brand focused on leading the clean lifestyle movement, reported first quarter 2021 financial results for the period which ended March 31, 2021.

“We had a strong start to 2021, reporting double-digit sales growth. This growth reflects the ongoing success of our strategic initiatives focused on Content, Community and Commerce, powerful innovation and category expansion,” said Nick Vlahos, Chief Executive Officer of The Honest Company. “Honest is dedicated to providing safe, clean and effective products to consumers around the world and we are confident our strategy will help drive our mission of inspiring everyone to love living consciously.”

“Since our founding, we have been laser-focused on listening to the wants and needs of our consumers. As a result, over the last several years, we have doubled down on expanding our business into new areas, including skincare and beauty,” said Jessica Alba, Founder and Chief Creative Officer of The Honest Company. “It is energizing to see the success of our daily use skincare and beauty products in the first quarter of 2021, driving strong growth in our Skin and Personal Care product category. As we look to the future, we will continue to use consumer insights to drive our focus on current and future trends in self-care, clean beauty, and skincare as well as our key product categories of Diapers and Wipes, Household and Wellness.”

First Quarter 2021 Financial Results & Business Highlights

	For the three months ended March 31,
	2021	2020	2019	2021 vs 2020	2020 vs 2019
(In thousands, except percentages)
By Product Category
Diapers and Wipes	$49,574	$50,483	$37,402	(2)%	35%
Skin and Personal Care	26,245	18,482	11,373	42%	63%
Household and Wellness	5,213	3,407	4,523	53%	(25)%
Total Revenue	$81,032	$72,372	$53,298	12%	36%

By Channel
Digital	$42,461	$41,496	$33,751	2%	23%
Retail	38,571	30,876	19,548	25%	58%
Total Revenue	$81,032	$72,372	$53,298	12%	36%

Revenue increased 12% to $81.0 million compared to the first quarter of 2020 with strong double-digit growth even as compared to a strong first quarter of 2020, when sales increased 36% to $72.4 million compared to the first quarter of 2019. The first quarter of 2020 included the impact of consumer stock-up activity related to COVID-19. The increase in revenue for the first quarter of 2021 compared to the first quarter of 2020 was primarily a result of strong volume growth in the Company’s Skin and Personal Care products and in the Company’s sanitization and disinfecting products introduced in Household and Wellness in the second half of 2020.

Revenue by product category for the first quarter of 2021 compared to the first quarter of 2020 was as follows:
•Diapers and Wipes: Revenue was slightly down as the Company transitioned to its Clean Conscious Diaper and compared against a strong first quarter of 2020 when sales increased 35% compared to the first quarter of 2019, driven by higher diapers and wipes consumption and stock-up during the initial stages of the COVID-19 pandemic. In the first quarter of 2021, the Company introduced its breakthrough Clean Conscious Diaper which features a new wetness indicator, better absorption, sustainably-harvested totally-chlorine free fluff pulp and a 100% plant-based backsheet.
•Skin and Personal Care: Revenue increased 42% driven by strong volume growth across the Company’s Digital and Retail channels due to continued investment in marketing innovation and our Content, Community, Commerce marketing strategy. During the first quarter of 2021, we sold $3.4 million of legacy beauty inventory in exchange for future marketing and transportation credits to support the transition to our beauty re-stage launching in the third quarter of 2021. Skin and Personal Care saw strong growth even as compared to the first quarter of 2020 when revenue grew 63% as compared to the first quarter of 2019.

•Household and Wellness: Revenue increased 53%, driven by sales from the Company’s sanitization and disinfecting products that it introduced in the second half of 2020. Household and Wellness revenue significantly grew as compared to the first quarter of 2020 when revenue declined 25% compared to the first quarter of 2019, driven by the discontinuation of non-core products in this product category such as infant formula.

Digital channel revenue increased 2% to $42.5 million in the first quarter of 2021 compared to the first quarter of 2020 with continued growth after the acceleration in the Digital channel in the first quarter of 2020 driven by the COVID-19 pandemic. Digital channel revenue increased 23% to $41.5 million in the first quarter of 2020 compared to the first quarter of 2019. Retail channel revenue increased 25% to $38.6 million in the first quarter of 2021 compared to the first quarter of 2020 with strong growth as consumers increasingly returned to in-person retail shopping. Retail channel revenue increased 58% to $30.9 million in the first quarter of 2020 compared to the first quarter of 2019. In the first quarter of 2021, Digital channel revenue growth was driven by the Company’s Content, Community, Commerce digital marketing strategy and Retail channel revenue growth was driven by volume growth and expanded distribution with the Company’s retail partners.

	For the three months ended March 31,
	2021	2020	2021 vs 2020
(In thousands, except percentages)
Revenue	$81,032	$72,372	12%
Cost of revenue	52,651	46,567	13%
Gross profit	28,381	25,805	10%
Gross margin	35%	36%	(1)%
Operating expenses
Selling, general and administrative	16,697	14,706	14%
Marketing	14,173	9,193	54%
Research and development	1,646	1,166	41%
Total operating expenses	32,516	25,065	30%
Operating income (loss)	(4,135)	740	NM*
Interest and other income (expense), net	(327)	(159)	106%
Income (loss) before provision for income taxes	(4,462)	581	NM*
Income tax provision	22	22	—%
Net income (loss)	$(4,484)	$559	NM*
*Results not meaningful.

Gross profit increased 10% to $28.4 million or 35% of revenue, compared to $25.8 million or 36% of revenue in the first quarter of 2020. Gross margin decreased slightly in the first quarter of 2021 compared to the first quarter of 2020 primarily due to a more normalized level of trade spend and higher input costs as compared to the first quarter of 2020.

Operating expenses increased 30% to $32.5 million or 40% of revenue, compared to $25.1 million or 35% of revenues in the first quarter of 2020. The increase in operating expenses in the first quarter of 2021 compared to the first quarter of 2020 is primarily driven by increased marketing spend of $5.0 million, increased selling, general, and administrative expense due to IPO-related costs and other transaction-related expenses, as well as increased research and development expense due to the Company’s investment in product innovation.

Operating loss for the quarter was $4.1 million, compared to operating income of $0.7 million in the first quarter of 2020.

Net loss for the quarter was $4.5 million, compared to net income of $0.6 million in the first quarter of 2020.

Adjusted EBITDA was $(0.1) million compared to $4.5 million in the first quarter of 2020. Please see the reconciliation of adjusted EBITDA, a non-GAAP financial measure, from the GAAP financial measure in the tables at the end of this press release.

Balance Sheet Highlights

The Company ended the first quarter 2021 with $58.1 million in cash, cash equivalents, short-term investments and short and long-term restricted cash, a decrease of $13.6 million compared to December 31, 2020.

Inventories, net at the end of first quarter 2021 totaled $75.7 million compared to $76.7 million as of December 31, 2020.

Initial Public Offering

On May 4, 2021 the Company completed its initial public offering of 25,807,000 shares of common stock at a public offering price of $16.00 per share. The Company sold 6,451,613 shares of common stock and the selling stockholders sold 23,226,437 shares of common stock (including 3,871,050 shares sold pursuant to the underwriters’ over-allotment option). The Company did not receive any proceeds from the sale of shares by the selling stockholders. Total net proceeds to the Company were approximately $91.1 million, net of underwriters’ discounts and commissions and other offering expenses of $12.1 million.

Immediately prior to the completion of the IPO, the Company filed an Amended and Restated Certificate of Incorporation, which authorized a total of 1,000,000,000 shares of common stock and 20,000,000 shares of preferred stock. Upon the filing of the Amended and Restated Certificate of Incorporation, 49,100,928 shares of the Company’s redeemable convertible preferred stock then outstanding were automatically converted into 49,649,023 shares of the Company’s common stock. Net loss per diluted share attributable to common stockholders was $0.13 per share and on a non-GAAP basis, reflecting the conversion of redeemable convertible preferred stock, was $0.05 for the first quarter of 2021. Please see the reconciliation of non-GAAP net loss per share, a non-GAAP financial measure, from the GAAP financial measure in the tables at the end of this press release.

Webcast and Conference Call Information

A webcast and conference call to discuss first quarter 2021 results is scheduled for today, June 16, 2021, at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. Those interested in participating in the conference call are invited to dial (855) 940-5313 or (929) 517-0417, if calling internationally. A live webcast of the conference call will be available online at: https://investors.honest.com. A replay of the webcast will remain available on the website for 90 days.

Forward Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•our expectations regarding our revenue and adjusted EBITDA and other operating results;
•our strategic initiatives and priorities, including the timing and cadence of marketing and product innovation;
•our ability to effectively manage our growth;
•our ability to acquire new consumers and successfully retain existing consumers;
•anticipated trends, growth rates and challenges in our business and in the markets in which we operate;
•the effect of COVID-19 or other public health crises on our business and the global economy, including the shift from our Digital channel to our Retail channel as consumers get vaccinated and return to in-store shopping;
•our continued revenue growth through omnichannel strategy and ability to capture growth in whitespace opportunities in our Retail channel;
•expectations regarding consumer demand and the timing and amount of orders from key customers; and
•our ability to achieve or sustain profitability.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the prospectus for our IPO, filed on May 6, 2021, and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

The Honest Company (NASDAQ: HNST) is a mission-driven, digitally-native brand focused on leading the clean lifestyle movement, creating a community for conscious consumers and seeking to disrupt multiple consumer product categories. Since its launch in 2012, Honest has been dedicated to creating thoughtfully formulated, safe and effective personal care, beauty, baby and household products, which are available via honest.com, third-party ecommerce partners and approximately 32,000 retail locations across the United States, Canada and Europe. Based in Los Angeles, CA, the Company’s mission, to inspire everyone to love living consciously, is driven by its values of transparency, trust, sustainability and a deep sense of purpose around what matters most to its consumers: their health, their families and their homes. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contact:
ICR, Inc.
Allison Malkin/Tina Romani
Investors@honest.com
203-682-8225

Media Contact:
Jennifer Kroog Rosenberg
jrosenberg@thehonestcompany.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended March 31,
	2021	2020

Revenue	$81,032	$72,372
Cost of revenue	52,651	46,567
Gross profit	28,381	25,805
Operating expenses
Selling, general and administrative	16,697	14,706
Marketing	14,173	9,193
Research and development	1,646	1,166
Total operating expenses	32,516	25,065
Operating income (loss)	(4,135)	740
Interest and other expense, net	(327)	(159)
Income (loss) before provision for income taxes	(4,462)	581
Income tax provision	22	22
Net income (loss)	$(4,484)	$559
Net income (loss) per share attributable to common stockholders:
Basic	$(0.13)	$0.01
Diluted	$(0.13)	$0.01
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	34,102,123	34,061,001
Diluted	34,102,123	34,706,987

Other comprehensive income (loss)
Unrealized gain (loss) on short-term investments, net of taxes	(82)	(7)
Comprehensive income (loss)	$(4,566)	$552

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$39,013	$29,259
Restricted cash	1,417	1,752
Short-term investments	12,428	34,425
Accounts receivable, net	27,712	22,795
Inventories, net	75,738	76,669
Prepaid expenses and other current assets	7,492	8,657
Total current assets	163,800	173,557
Restricted cash, net of current portion	5,210	6,189
Property and equipment, net	55,711	56,703
Goodwill	2,230	2,230
Intangible assets, net	493	511
Other assets	7,133	1,542
Total assets	$234,577	$240,732
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$29,015	$31,132
Accrued expenses	21,009	22,222
Deferred revenue	805	716
Total current liabilities	50,829	54,070
Long term liabilities
Lease financing obligation, net of current portion	38,206	38,426
Other long-term liabilities	8,658	8,657
Total liabilities	97,693	101,153
Commitments and contingencies
Redeemable convertible preferred stock	376,404	376,404
Stockholders’ deficit
Common stock	3	3
Additional paid-in capital	117,926	116,055
Accumulated deficit	(357,461)	(352,977)
Accumulated other comprehensive income	12	94
Total stockholders’ deficit	(239,520)	(236,825)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$234,577	$240,732

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the three months ended March 31,
	2021	2020
Cash flows from operating activities
Net income (loss)	$(4,484)	$559
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	1,090	1,229
Stock-based compensation	1,838	1,923
Other	57	15
Changes in assets and liabilities
Accounts receivable, net	(4,917)	(9,617)
Inventories	931	5,455
Prepaid expenses and other assets	(967)	(1,534)
Accounts payable, accrued expenses and other long-term liabilities	(5,600)	447
Deferred revenue	88	(141)
Net cash used in operating activities	(11,964)	(1,664)
Cash flows from investing activities
Purchases of short-term investments	(301)	(4,459)
Proceeds from sales of short-term investments	13,638	5,580
Proceeds from maturities of short-term investments	8,523	17,644
Purchases of property and equipment	(74)	(25)
Net cash provided by investing activities	21,786	18,740
Cash flows from financing activities
Proceeds from exercise of stock options	33	13
Payment of deferred IPO costs	(1,133)	—
Payments on lease obligations	(282)	(246)
Net cash used in financing activities	(1,382)	(233)
Net increase in cash, cash equivalents and restricted cash	8,440	16,843
Cash, cash equivalents and restricted cash
Beginning of the period	37,200	13,543
End of the period	$45,640	$30,386

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$39,013	$30,386
Restricted cash, current	1,417	—
Restricted cash, non-current	5,210	—
Total cash, cash equivalents and restricted cash	$45,640	$30,386

Supplemental disclosures of noncash activities
Equipment acquired under capital lease obligations	$40	$—
Deferred IPO costs included in accounts payable and accrued expenses	2,323	—
Capital expenditures included in accounts payable and accrued expenses	13	—

The Honest Company, Inc.
Use of Non-GAAP Financial Measures

We prepare and present our condensed consolidated financial statements in accordance with GAAP. However, management believes that adjusted EBITDA and non-GAAP net loss per share, which are non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.
We calculate adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense; (5) professional fees and expenses and executive termination expenses related to our Innovation Strategy; (6) litigation and settlement fees associated with certain non-ordinary course litigation; and (7) the IPO Bonuses, including associated payroll taxes and expenses, and third-party costs associated with our IPO. We calculate non-GAAP net loss per share as net loss divided by the weighted average shares of common stock outstanding adjusted to give effect to the automatic conversion of 49,100,928 shares of the Company’s redeemable convertible preferred stock in 49,649,023 shares of common stock in connection with our IPO.

Adjusted EBITDA and non-GAAP net loss per share are financial measures that are not required by, or presented in accordance with GAAP. We believe that adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes. Additionally, we believe that non-GAAP net loss per share provides investors and securities analysts useful information to evaluate the one-time impact of the conversion of our redeemable convertible preferred stock to common stock that occurred in conjunction with our IPO and the comparability of our weighted average shares of common stock outstanding on a go forward basis.

Adjusted EBITDA and non-GAAP net loss per share are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, (5) it does not include the IPO Bonuses, including associated payroll taxes and expenses, or third-party costs associated with the preparation of the IPO, (6) it does not reflect tax payments that may represent a reduction in cash available to us, and (7) does not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis. In addition, our use of adjusted EBITDA and non-GAAP net loss per share may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA or non-GAAP net loss per share in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA and non-GAAP net loss per share alongside other financial measures, including our net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	For the three months ended March 31,
(In thousands)	2021	2020	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(4,484)	$559	$(10,957)
Interest and other (income) expense, net	327	159	(231)
Income tax provision	22	22	14
Depreciation and amortization	1,090	1,229	2,139
Stock-based compensation	1,838	1,923	2,376
Innovation Strategy expenses(1)	—	571	1,387
Related IPO costs and other transaction-related expenses(2)	1,075	—	—
Non-ordinary course litigation expenses(3)	—	—	214
Adjusted EBITDA	$(132)	$4,463	$(5,058)

(1)     Includes professional fees and expenses and executive severance and termination expenses related to our Innovation Strategy.
(2)    Includes related IPO costs and other transaction-related third-party expenses, which are generally incremental costs incurred associated with the preparation of the IPO.
(3)     Includes third-party costs associated with the preparation of our IPO.

The following table presents a reconciliation of net loss per share, the most directly comparable financial measure stated in accordance with GAAP, to non-GAAP net loss per share, for the period presented:

	For the three months ended March 31, 2021
(In thousands, except for share and per share values)	GAAP	Conversion of Redeemable Preferred Stock	Non-GAAP
Net loss attributable to common stockholders - basic and diluted	$(4,484)	$—	$(4,484)
Weighted average shares of common stock outstanding - basic and diluted	34,102,123	49,649,023	83,751,146
Net loss per share, attributable to common shareholders:
Basic and diluted	$(0.13)		$(0.05)